EXHIBIT 99.1

   Statement Under Oath of Principal Executive Officer and
       Principal Financial Officer Regarding Facts and
       Circumstances Relating to Exchange Act Filings


I, William A. Wise, state and attest that:

  (1) To the best of my knowledge, based upon a review of the covered reports of El Paso Corporation, and, except as corrected or supplemented in a subsequent covered report:

     * no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     * no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

  (2) I have reviewed the contents of this statement with El
      Paso Corporation's Audit Committee.

  (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     *   Annual Report on Form 10-K for the year ended
         December 31, 2001 of El Paso Corporation;
     * all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of El Paso Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
     *    any amendments to any of the foregoing.



     /s/ William A. Wise
     ----------------------
     William A. Wise                    Subscribed and sworn to
  Principal Executive Officer           before me this 14th day of
     August 14, 2002                    August 2002.

                                        /s/ Patricia S. Lee
                                        ------------------------
                                           Notary Public

                                   My Commission Expires: 11-07-2004